EXHIBIT 10.2.4

AMENDMENT 2013-1

THE PNC FINANCIAL SERVICES GROUP, INC.

ERISA EXCESS PENSION PLAN

(as amended and restated as of January 1, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. ERISA Excess Pension Plan (the “Plan”);

WHEREAS, Section 9 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to amend the Plan to (i) clarify participation in the Plan following a separation from service; (ii) clarify the delegation authority of the Plan administrator; and (iii) make certain other clarifying changes.

NOW, THEREFORE, IT IS RESOLVED, that, effective as of January 1, 2013 or such other date as specified below, the Plan is hereby amended as follows:

1. Except with respect to Section 1.6 (“Committee”), Section 1.21 (“Plan Manager”), Section 8 (“Administration; Delegation”), Section 9 (“Amendment and Termination”), Section 13 (“Miscellaneous”), the Plan is amended to replace each reference to “Committee” or “Committee or its delegate”, as applicable, with “Plan Manager”.

2. The first paragraph of Section 1.13 of the Plan (“Excess Benefits”) is amended by deleting the period at the end of the first paragraph and replacing it to read as follows:

“; provided, however, that, except if and to such extent that the Plan Manager determines otherwise, in its sole discretion, if the Employee incurs (i) a Severance From Service that is a deemed Separation From Service (as described in the second sentence of Section 1.22) before January 1, 2014 or (ii) any Severance From Service on or after January 1, 2014, the amount of an Employee’s benefit under the Pension Plan for purposes of calculating an Excess Benefit shall be determined without regard to amounts of Compensation, other than the Participant’s base salary or wage (as applicable) earned through the date of his or her Severance From Service, that are paid or payable during the period after such Severance From Service and prior to such time, if any, that the Employee again becomes a Participant in accordance with Section 2 of the Plan.”

3. Effective January 1, 2014, Section 1.21 of the Plan (“Plan Manager”) is amended in its entirety to read as follows:

“1.21	“Plan Manager” means any individual designated to manage the operation of the Plan as herein provided.”

4. Section 2 of the Plan (“Eligibility for Participation and Cessation of Participation”) is amended in its entirety to read as follows:

“An Employee who participates in the Pension Plan is eligible to participate in this Plan if the Employee has Excess Benefits. If an Employee ceases to participate in the Pension

Plan, the Employee is no longer eligible to participate in this Plan. In addition, if a Participant incurs a Severance From Service, such Participant shall cease to be eligible to participate in this Plan unless and until the Plan Manager, in his or her sole discretion, determines that the Employee shall again be eligible to participate; provided, however, that nothing in this Section 2 shall be construed to prevent an Employee who has been determined disabled under the Pension Plan and has Excess Benefits from participating in this Plan. In the event of any loss of eligibility to participate in this Plan, the Participant’s Account will be frozen as of the date he or she ceases participation, except that interest will continue to be credited under Section 3 of the Plan; provided however that, for any Severance From Service before January 1, 2014, other than a deemed Separation From Service (as described in the second sentence of Section 1.22), nothing in this Section 2 shall be construed as preventing the allocation of Earnings Credits and Transitional Earnings Credits for the period after such Severance From Service in the same manner as such credits are allocated to the Participant’s account under the Pension Plan for such period, as determined by the Plan Manager in its sole discretion. Such frozen benefit will be payable at the same time and in the same manner as benefits otherwise payable under the Plan.”

5. Section 8 of the Plan (“Administration; Delegation”) is amended in its entirety to read as follows:

“SECTION 8

ADMINISTRATION; DELEGATION

The Plan Manager shall administer the Plan and shall have the same rights, powers and administrative duties as provided to the Committee under the Pension Plan. The Committee or its delegate shall administer the Trust, if any.

The Board, the Personnel and Compensation Committee of the Board or the Plan Manager may, in its sole discretion, delegate authority hereunder, including but not limited to delegating authority to amend the Plan, to the extent permitted by applicable law or administrative or regulatory rule.

This Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and shall be administered in a manner consistent with that intent.”

6. Section 9 of the Plan (“Amendment and Termination”) is amended in its entirety to read as follows:

“SECTION 9

AMENDMENT AND TERMINATION

The Plan may be amended or terminated by the Board, the Personnel and Compensation Committee of the Board or their respective delegates in whole or part at any time, and any Employer may withdraw from further participation in the Plan at any time; provided, however, that no such amendment, termination or withdrawal (each, a “Plan Change”) will, without the consent of each affected Participant, reduce or in any way adversely affect (i) the benefits payable hereunder with respect to a Participant who has terminated employment with the Corporation or an Employer (as applicable) prior to the date of such Plan Change or (ii) the amount of, or payment of, the Accrued Benefit (as hereinafter defined) of any other Participant as of the date of such Plan Change. In the event of any termination of the Plan or any portion thereof, payment of affected Participants’ Accrued Benefits shall be made under and in accordance with the terms of the Plan, except that the Plan Manager may determine, in its sole discretion, to accelerate payments to all such Participants if and to the extent that such acceleration is permitted under Section 409A of the Internal Revenue Code. For the avoidance of doubt, nothing in this paragraph shall prohibit or otherwise restrict the Board, the Personnel and Compensation Committee of the Board or their respective delegates from amending the Plan to reduce or eliminate the rate of future benefit accruals.

For purposes of this Section 9, the term “Accrued Benefit” means an amount equal to the balance of a Participant’s Account immediately prior to the Plan Change.

After a Change in Control, the Plan may not be amended in any manner that adversely affects the administration or payment of a Participant’s benefits hereunder (including but not limited to the timing and form of payment of benefits hereunder) without the consent of the Participant nor may the provisions of this Section 9 or, for purposes of this Plan, “Interest Credits” as defined in the Pension Plan immediately prior to the Plan Change, be amended after a Change in Control with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment will not impair the ability of the Board, the Personnel and Compensation Committee of the Board or their respective delegates, as the case may be, to amend the Plan with respect to any other Participant who has consented to such amendment.”

7. Section 13.1 of the Plan (“Liability of the Board, the Committee and the Plan Manager”) is amended in its entirety to read as follows:

“13.1	Liability of the Board, the Personnel and Compensation Committee of the Board, the Committee, and the Plan Manager

Neither the Board, the Committee, the Personnel and Compensation Committee of the Board, the Plan Manager nor any of their delegates will be liable to any person for any action taken or admitted in connection with the administration, interpretation, construction or variance of the Plan.”

8. Section 13.7 of the Plan (“Construction”) is amended in its entirety to read as follows:

“13.7	Construction

No rule of strict construction shall be applied against the Corporation, Affiliate, Committee, Board, Personnel and Compensation Committee of the Board, Plan Manager or any other person regarding the interpretation of any terms of this Plan or any rule or procedure established by the Plan Manager.”

9. Section 13.10 of the Plan (“Notices”) is amended in its entirety to read as follows:

“13.10	Notices

All notices to the Corporation hereunder shall be delivered to the attention of the Plan Manager acting on its behalf. Any notice or filing required or permitted to be given to the Committee, Plan Manager or the Corporation under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Plan Manager, at the principal office of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.”

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Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 20th day of December, 2013 pursuant to the authority delegated by the PNC’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President
Chief Human Resources Officer

[Signature Page to Amendment 2013-1 to

The PNC Financial Services Group, Inc. ERISA Excess Pension Plan]